AMENDMENT NO. 6

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to (i) change the name of Invesco Select Real Estate Income Fund to Invesco Global Real Estate Income Fund and (ii) remove the following series portfolios: Invesco Multi-Sector Fund, Invesco Balanced Fund, Invesco Dividend Growth Securities Fund, Invesco Fundamental Value Fund, Invesco Large Cap Relative Value Fund, Invesco New York Tax Free Income Fund, Invesco Van Kampen Core Equity Fund and Invesco Van Kampen Equity Premium Income Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco California Tax-Free Income Fund
Invesco Core Plus Bond Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate Fund
Invesco S&P 500 Index Fund
Invesco Global Real Estate Income Fund
Invesco Structured Core Fund
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Growth and Income Fund
Invesco Van Kampen Pennsylvania Tax Free Income Fund
Invesco Van Kampen Small Cap Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: Name:	/s/ Eric J. Adelson Eric J. Adelson
Title:	Senior Vice President and Secretary

By: Name:	/s/ Wayne Bolton Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By: Name:	/s/ Jens Langewand Jens Langewand
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: Name:	/s/ Graeme Proudfoot Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: Name:	/s/ Masakazu Hasegawa Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: Name:	/s/ Nick Burrell Nick Burrell
Title:	Company Secretary

INVESCO HONG KONG LIMITED

Sub-Adviser

By: Name:	/s/ Anna Tong and /s/ Fanny Lee Anna Tong and Fanny Lee
Title:	Director/Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: Name:	/s/ Jeffrey H. Kupor Jeffrey H. Kupor
Title:	Secretary & General Counsel